Exhibit 21.1

List of Subsidiaries of

SXC Health Solutions Corp.

Subsidiary	Jurisdiction of Organization
SXC Health Solutions, Inc.	Texas
informedRx, Inc.	Delaware
Health Business Systems, Inc.	Pennsylvania
SXC Comet LLC	Delaware
SXC Acquisition Corp.	Delaware
SXC Health Solutions TPA, LLC	Delaware
NMHCRX Mail Order, Inc.	Delaware
Portland Professional Pharmacy Associates	Maine
SXC Health Solutions Insurance, Inc. (f/k/a NMHC Group Solutions Insurance, Inc.)	Delaware
Portland Professional Pharmacy	Maine
PCN DE Corp.	Delaware
National Medical Health Card IPA, Inc.	New York
Hawaii IRX, LLC	Hawaii
Massachusetts IRX LLC	Massachusetts
Nevada IRX LLC	Nevada
Medmetrics Acquisition Corp.	Delaware
PTRX, Inc.	Delaware
MedfusionRx, LLC	Alabama
Assurance Rx, LLC	Alabama
Medtown of North Georgia, LLC	Alabama
Bayou State Pharmacy LLC	Louisiana
SaveDirectRx, Inc.	Texas
Pharmaceutical Care Network	California
HealthTran LLC	Delaware
HT Three, LLC	Colorado
HT Access, LLC	Colorado
IRX Financing I LLC	Delaware
Catamaran I Corp.	Delaware
Catamaran II LLC	Delaware